UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
(Address of principal executive offices)                      (Zip code)

        Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On or about August 15, 2011, we entered into a second amendment dated as of August 5, 2011 to that certain Second Amended and Restated Loan Agreement, dated as of March 31, 2010, with VNB New York Corp., Bank Leumi USA, Israel Discount Bank of New York and Manufacturers and Traders Trust Company.  This amendment to our revolving credit facility reduces the minimum interest rate that can be charged thereunder from 6% to 5.5%.  As of August 15, 2011, there was $14 million outstanding on the facility.

Section 2 – Financial Information

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 is incorporated herein by this reference.

Section 8 – Other Events

Section 8.01 – Other Events

On July 29, 2011, we purchased an approximately 46,181 square foot building in Durham, North Carolina for approximately $3.98 million.  The property is leased to Federal Express Corporation and is operated as a distribution center.

On August 9, 2011, we purchased an approximately 38,000 square foot building in Hamilton, Ohio for $7.9 million.  The property is leased to L.A. Fitness International, LLC and is operated as a fitness center.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d)        Exhibits.

The agreement included as an exhibit to this Current Report on Form 8-K is included to provide information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other parties to the agreement. The agreement contains representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the parties to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

•
were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Title of Exhibit
10.1
Second Amendment to Second Amended and Restated Loan Agreement dated as of the 5th day of August, 2011, between VNB New York Corp., Bank Leumi USA, Israel Discount Bank of New York, Manufacturers and Traders Trust Company and One Liberty Properties, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date:     August 16, 2011                                                             By: /s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President